Exhibit 32
CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of FRP Holdings, Inc.

FRP Holdings, Inc.

Date: May 13, 2025	By	/s/JOHN D. BAKER III
John D. Baker III
Chief Executive Officer & Chief Financial Officer
(Principal Executive Officer)

	By	/s/MATTHEW C. MCNULTY
Matthew C. McNulty
Chief Financial Officer & Treasurer
(Principal Financial Officer)

	By	/s/JOHN D. KLOPFENSTEIN
John D. Klopfenstein
Controller and Chief Accounting
Officer (Principal Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to FRP Holdings, Inc. and will be retained by FRP Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification accompanies the issuer’s Quarterly report on Form 10-Q and is not filed as provided in SEC Release Nos. 33-8212, 34-4751 and IC-25967, dated June 30, 2003.